As filed with the Securities and Exchange Commission on May 18, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENTECH, INC.

(Exact name of Registrant as specified in its charter)

Colorado	2851	84-0957421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10877 Wilshire Boulevard, Suite 600

Los Angeles, California 90024

(310) 571-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Hunt Ramsbottom, Jr.

President and Chief Executive Officer

Rentech, Inc.

10877 Wilshire Blvd., Suite 600

Los Angeles, CA 90024

(310) 571-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Colin M. Morris, Esq. Rentech, Inc. 10877 Wilshire Blvd., Suite 600 Los Angeles, CA 90024 Tel: (310) 571-9800	Anthony J. Richmond, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Tel: (650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	614,453 (1)	$1.83 (2)	$1,124,448.99	$128.86

(1)	In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the registrant’s common stock on the NYSE MKT LLC on May 15, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2012

PROSPECTUS

614,453 Shares

Common Stock

This prospectus relates to the resale of up to 614,453 shares of common stock of Rentech, Inc. that may be offered and sold from time to time by the selling shareholder named in this prospectus. For information on the selling shareholder, please see the section entitled “Selling Shareholder” beginning on page 2 of this prospectus.

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will pay the expenses of registering the shares of common stock to be sold in this offering under the Securities Act of 1933, as amended.

Our common stock trades on the NYSE MKT LLC, formerly the NYSE Amex LLC, under the symbol “RTK.” On May 16, 2012, the last reported sale price of our common stock on the NYSE MKT LLC was $1.84 per share.

Investing in our common stock involves risk. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2012

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

CAUTIONARY STATEMENT

REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include, but are not limited to, those referred to under the heading “Risk Factors” below. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

ii

RENTECH, INC.

All references in this prospectus to “Rentech,” “the Company”, “we,” “us” and “our” are to Rentech, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

Rentech’s vision is to be a global provider of clean energy solutions. We own and develop technologies that enable the production of certified synthetic fuels and renewable power when integrated with certain other third-party technologies. Our clean energy technology portfolio includes the Rentech-SilvaGas biomass gasification technology and the Rentech-ClearFuels biomass gasification technology, or the Rentech-ClearFuels Technology, which can produce synthesis gas, or syngas, from biomass and waste materials for production of renewable power and fuels. Renewable hydrogen can also economically be separated out of the syngas produced using the Rentech-ClearFuels Technology. We also own the patented Rentech Process which is based on Fischer-Tropsch chemistry. The Rentech Process can convert syngas from our or others’ gasification technologies into complex hydrocarbons that then can be upgraded into fuels or chemicals using refining technology that we license.

We also own, through our wholly owned subsidiaries, the general partner interest and 60.8% of the common units representing limited partner interests in Rentech Nitrogen Partners, L.P., or RNP, a publicly traded Delaware limited partnership. Through its wholly owned subsidiary, Rentech Nitrogen, LLC, a Delaware limited liability company, RNP manufactures natural-gas based nitrogen fertilizer products at its facility in East Dubuque, Illinois, and sells such products to customers located in the Mid Corn Belt region of the United States.

Rentech, Inc. was incorporated in 1981. Our executive offices are located at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024. Our telephone number is (310) 571-9800.

THE OFFERING

This prospectus relates to the resale of up to 614,453 shares of common stock of Rentech, Inc. that may be offered and sold from time to time by the selling shareholder named in this prospectus.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein.

USE OF PROCEEDS

The selling shareholder will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales.

SELLING SHAREHOLDER

The following table provides information regarding the selling shareholder and the number of shares of common stock it is offering. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power.

Except as otherwise indicated, we believe that the entity named in the table has sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling shareholder. The percentage ownership data is based on 228,415,827 shares of our common stock issued and outstanding as of May 1, 2012.

We are registering the shares of our common stock for resale by the selling shareholder listed below. The shares of common stock covered by this prospectus may be sold by the selling shareholder and by those persons or entities to whom the selling shareholder transfers, donates, devises, pledges or distributes its shares or by other successors in interest.

Name	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered for Resale under this Prospectus (1)	Shares Beneficially Owned After Offering(1)
			Number	Percentage
Nancy Ann Richardson Williams
Children’s Trust dated January 30, 1995	814,453	614,453	200,000	*

Total	814,453	614,453	200,000	*

*	Less than one percent common stock outstanding, as applicable.
(1)	Assumes the selling shareholder sells all of the common stock being offered by this prospectus.

PLAN OF DISTRIBUTION

The selling shareholder and any of its respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all their respective shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the transferee, pledgee, assignee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that the selling shareholder does not have any agreement, arrangement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred incident to the registration of the shares.

Because the selling shareholder may be deemed an underwriter, the selling shareholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

DESCRIPTION OF COMMON STOCK

The following description of our common stock and the section entitled “Certain Provisions of Colorado Law and Our Charter and Bylaws” are only summaries. We encourage you to read our Amended and Restated Articles of Incorporation (our “Amended Articles”) and Bylaws, as further described in the section entitled “Certain Provisions of Colorado Law and Our Charter and Bylaws,” and the full texts of which have been filed as exhibits to the periodic reports filed with the SEC by us. See “Where You Can Find More Information about Rentech.” This summary does not purport to be complete and is subject and qualified in its entirety by reference to our Amended Articles and Bylaws, which are incorporated by reference in this prospectus. As of the date of this prospectus, our Amended Articles authorize us to issue 450,000,000 shares of our common stock, $0.01 par value per share. As of May 1, 2012, there were 228,415,827 shares of our common stock outstanding. All outstanding shares of the common stock are fully paid and nonassessable.

Voting

Each share of common stock is entitled to one vote at all shareholders’ meetings. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of common stock. Once a quorum is established, action of a routine nature is approved if votes cast by common shareholders favoring the action exceed the votes cast opposing the action. Under our Amended Articles, if we issue a class or series of voting stock in addition to our common stock, actions on routine matters would be approved if votes cast within each voting class or series favoring the action exceeds votes cast within each voting class or series opposing the action. Our common stock does not have cumulative voting rights in the election of directors. Our board of directors is divided into three classes, with the members of each class to be elected annually for three-year terms. The holders of our common stock may not take action by written consent in lieu of a meeting and must take any action at a duly called annual or special meeting of shareholders unless the consent is unanimous.

Subject to the rights of the holders of any series of preferred stock, at a meeting of shareholders called expressly for that purpose, the entire board of directors or any lesser number may be removed, with cause, by a vote of the holders of the majority voting power of our capital stock entitled to vote in the election of directors. However, the affirmative vote of holders of at least two-thirds of the voting power of our capital stock entitled to vote in the election of directors is required to remove directors for other than cause.

Our Amended Articles provide that, whenever a vote of a specified percentage of outstanding capital stock entitled to vote is required under Colorado law or the Amended Articles to approve a specified corporate transaction or proceeding, then the affirmative vote of that percentage of voting power of each class entitled to vote is also required.

An amendment to our Amended Articles requires the affirmative votes of the following: (1) at least a majority of the voting power of each class entitled to vote on the amendment; (2) in the case of an amendment changing the denial of preemptive rights, one vote per common share, no cumulative voting or the rights of common stock to share equally dividends (if any) declared on the common stock, or changing the required vote on such an amendment, two-thirds of the voting power of each class entitled to vote on the amendment; and (3) in the case of an amendment changing the provisions relating to directors including their removal, or changing the required vote on such an amendment, two-thirds of the voting power of each class entitled to vote on the amendment. The affirmative vote of 80% or more of the voting power of each class entitled to vote as a class is required to amend the provision of the Amended Articles which states these votes.

Dividend and Liquidation Rights

Subject to the rights and privileges relating to any outstanding shares of our preferred stock, all outstanding shares of common stock share equally in dividends and upon liquidation. Dividends are payable at the discretion of the board of directors at such time and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

Miscellaneous

Our common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. Our board of directors is authorized to issue shares of common stock without approval of shareholders. The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

For a description of the provisions of our Amended Articles and Bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading, “Certain Provisions of Colorado Law and Our Charter and Bylaws.”

The transfer agent of our common shares is Computershare Trust Company, N.A. Our shares of common stock are listed on the NYSE MKT LLC, formerly the NYSE Amex LLC, under the symbol “RTK”.

CERTAIN PROVISIONS OF COLORADO LAW

AND OUR CHARTER AND BYLAWS

The following summarizes certain provisions of our Amended Articles and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended Articles and Bylaws, copies of which are on file with the SEC as exhibits to the periodic reports previously filed by us. See “Where You Can Find More Information about Rentech” in this prospectus.

General. Certain provisions of our Amended Articles and Bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

These provisions of our Amended Articles and Bylaws may also be significant because they define certain of the aspects of our corporate governance.

Classified Board. Our Amended Articles provide that when our board of directors consists of six or more directors, the directors must be divided into three classes, as nearly equal in number as possible, with the members of only one class to be elected annually for a three-year term.

Election and Removal of Directors. Our Amended Articles and Bylaws require that directors may be removed without cause only with the approval of holders of two-thirds of the voting power of our outstanding capital stock entitled to vote in the election of directors. Under our Amended Articles and Bylaws, any vacancy on our board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors in office. Our Amended Articles authorize up to nine members on our board of directors. The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board up to the maximum number directors permitted under the Amended Articles and designate the directors to fill the vacancies.

Special Meeting of Shareholders. Under our Bylaws and the Colorado Business Corporation Act, special meetings of our shareholders may be called by our president or the board of directors or upon written demand by the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

Requirements for Advance Notice of Shareholder Nominations and Proposals. A shareholder may make a nomination for the election of a director only if written notice of such shareholder’s intent has been given in accordance with the Bylaws, with respect to an annual meeting, no later than the end of the fiscal year immediately preceding the annual meeting and, with respect to an election to be held at a special meeting, no later than the tenth day following the date on which notice of the special meeting was first mailed to our shareholders. To be timely, a shareholder seeking to propose business at an annual meeting must give notice of such proposal not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to the meeting or the 10th day following the first public announcement of the annual meeting date.

Shareholder Action by Written Consent. Our Bylaws require that actions by our shareholders without a meeting must be in writing and signed by each shareholder entitled to vote on such action.

No Cumulative Voting. Our Amended Articles provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

Approval of Sale of Assets; Mergers. Under our Amended Articles, the sale, lease, exchange or other disposition of all or substantially all of our property and assets must be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the capital stock then issued and outstanding, unless any class or series of stock is entitled to vote thereon as a class, in which event the authorization requires the affirmative vote of the holders of two-thirds of the shares of each class of shares entitled to vote as a class on the transaction. Under our Amended Articles and Colorado law, a merger with or into us must be approved by at least two-thirds of the voting power of each class or series of capital stock entitled to vote as a group on the merger.

Business Combinations with Interested Shareholders. Approval by the holders of two-thirds of the voting power of our outstanding capital stock is required for certain “business combinations” with an “interested shareholder,” unless the transaction is either approved by a majority of our “continuing directors” or certain minimum price and procedural and other requirements are met. Generally, a “business combination” includes a merger, liquidation, recapitalization or other similar transaction or a sale of assets or securities having an aggregate “fair market value” (as defined in the Amended Articles) of $1 million or more. An “interested shareholder” generally means a beneficial owner (as defined in the Amended Articles) of more than 10% of our voting stock, certain assignees of such beneficial owners and certain of our affiliates that within the preceding two years were the beneficial owner of 10% of our voting stock. A “continuing director” is defined as any member of our board who is unaffiliated with the interested shareholder and was a member of the board prior to the time the interested shareholder became such, and any successor of a continuing director who is unaffiliated with the interested shareholder and is recommended by a majority of the continuing directors then on the board. The affirmative vote of the holders of 80% or more of the voting power of the shares of each class of shares entitled to vote as a class is required to amend this provision in the Amended Articles.

Restrictions regarding Personal Holding Company Status. Our Amended Articles provide that any person who beneficially owns or intends to acquire an aggregate of more than 5%, or increase his ownership to more than 5%, of our common stock or other securities must submit a proposal to our board of directors at least 20 days before the proposed effective date of the transaction. Within 20 days of receipt of such proposal, we in our sole discretion have the right to disapprove the proposed acquisition if we determine in good faith that the transaction could or reasonably might, within a period of two years following the proposed date of the transaction, cause us to be classified as a personal holding company under the Internal Revenue Code of 1986, as amended. The board of directors has waived application of this provision with respect to any offering of securities under this prospectus and future transactions until the board shall determine otherwise.

Limitations on Liability. Our Amended Articles provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act. Our Amended Articles also provide for the indemnification of our directors and officers to the fullest extent authorized by the Colorado Business Corporation Act. Under the Colorado Business Corporation Act, a director may be paid expenses in advance of any proceeding for which indemnification may be payable, subject to certain conditions, including delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. We have also obtained policies of directors’ and officers’ liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

LEGAL MATTERS

Holland & Hart LLP, Denver, Colorado, has issued an opinion about certain legal matters with respect to the common stock that is offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Transition Report on Form 10-KT for the three month period ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT RENTECH

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC’s public reference room at the following address:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Transition Report on Form 10-K for the transition period from October 1, 2011 to December 31, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

•	Our Current Reports on Form 8-K filed January 4, 2012, January 27, 2012, February 3, 2012, February 21, 2012, February 28, 2012 and March 2, 2012;

•	The description of capital stock contained in our Form 8-A, filed April 4, 2004, including any amendments or reports filed for the purpose of updating the description; and

•

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the common stock. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the common stock offered by this prospectus as exhibits to the registration statement. You may refer to the registration statement and the exhibits for more information about us and our common stock. The registration statement and exhibits are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following addresses:

Investor Relations

Rentech, Inc.

10877 Wilshire Boulevard, Suite 600

Los Angeles, CA 90024

(310) 571-9800

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

614,453 Shares

Common Stock

PROSPECTUS

, 2012

We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$129
Legal Fees and Expenses	10,000	*
Accounting Fees and Expenses	5,000	*
Printing Expenses	1,500	*
Miscellaneous Expenses	1,871	*

Total Expenses	$18,500	*

*	Estimated

Item 15. Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The articles of incorporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which the provision becomes effective. Our articles of incorporation contain a provision eliminating liability as permitted by the statute. Our articles of incorporation further provide that our directors and officers will not be held personally liable for any injury to persons or property caused by a tort committed by any of our employees unless either (i) the director or officer was personally involved in the situation leading to the litigation or (ii) the director or officer committed a criminal offense in connection with the litigation.

Section 7-109-103 of the Colorado Business Corporation Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or similar position with, another corporation or other entity or of any employee benefit plan (a “Director”) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which the Director was a party, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director, against any obligation incurred with respect to a Proceeding, to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the Director conducted himself or herself in good faith and the Director reasonably believed, in the case of conduct in an official capacity with the corporation, that the Director’s conduct was in the corporation’s best interests and, in all other cases, the Director’s conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the Director had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation mandate such indemnification except with respect to actions by or in the right of Rentech, Inc. in which a Director is adjudged liable to Rentech Inc. A corporation may not indemnify a Director in connection with any Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.

Section 7-109-105 of the Colorado Business Corporation Act authorizes a court of competent jurisdiction to order indemnification if it determines that the Director is (i) entitled to mandatory indemnification under Section 7-109-103 (in which case the court also shall order the Colorado corporation to pay the Director’s reasonable expenses incurred to obtain court-ordered indemnification) or (ii) fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Director met the standard of conduct under Section 7-109-102 or was adjudged liable in an action by or in the right of Rentech, Inc. or on the basis that he derived an improper personal benefit (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in its articles of incorporation, a Colorado corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our articles of incorporation provide for indemnification of our officers, employees, fiduciaries and agents to the same extent as our directors.

Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the Director, officer, employee, fiduciary or agent undertakes in writing to repay the amount if it is a ultimately determined that such person did not meet the statutory standards of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

Section 7-109-106 of the Colorado Business Corporation Act provides that the determination that a Director or other person is entitled to indemnification or advancement of expenses under the Act is to be made by (i) the board of directors by a majority vote of those present at a meeting at which a quorum is present (and only those directors not parties to the Proceeding shall be counted in satisfying the quorum), (ii) if a quorum cannot be obtained, by a majority vote of a committee of the board, which shall consist of two or more directors not parties to the Proceeding (except that directors who are parties to the Proceeding may participate in the designation of the directors for the committee) or (iii) by the corporation’s shareholders. With respect to clauses (i) and (ii), if a quorum of the board cannot be obtained and a committee cannot be established (or even if quorum is obtained or a committee is designated), if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made under the Act must be made by independent legal counsel selected by a vote of the board or committee constituted in the manner contemplated in the preceding sentence or if a quorum cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors. Authorization of indemnification and advancement of expenses must be made in the same manner as the determination that indemnification or advancement of expenses is permissible; except that, if the determination that indemnification or advancement of expenses is permissible is made by independent legal counsel, authorization of indemnification and advancement of expenses is to be made by the body that selected such counsel.

We have obtained policies of directors’ and officers’ liability insurance. This policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement or incorporated in it by reference:

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of Rentech, Inc. dated April 29, 2005 (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed May 9, 2005).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2008, filed May 9, 2008).

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc., (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed May 22, 2009).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed May 14, 2010).

4.5	Articles of Amendment to the Articles of Incorporation of Rentech, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed August 5, 2011).

4.6	Bylaws of Rentech, Inc. dated November 30, 2004 (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed December 9, 2004).

4.7	Specimen Stock Certificate (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 filed on March 20, 2006).

5.1*	Opinion of Holland & Hart LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 18th day of May, 2012.

RENTECH, INC.

By:	/s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints D. Hunt Ramsbottom, Dan J. Cohrs and Colin M. Morris, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Hunt Ramsbottom	Director, President and Chief Executive Officer	May 18, 2012
D. Hunt Ramsbottom	(Principal Executive Officer)

/s/ Dan J. Cohrs	Executive Vice President and Chief Financial Officer	May 18, 2012
Dan J. Cohrs	(Principal Financial Officer)

/s/ Jeffrey R. Spain	Senior Vice President, Finance and Accounting	May 18, 2012
Jeffrey R. Spain	(Principal Accounting Officer)

/s/ Dennis L. Yakobson	Chairman Emeritus and Director	May 18, 2012
Dennis L. Yakobson

/s/ Halbert S. Washburn	Chairman and Director	May 18, 2012
Halbert S. Washburn

/s/ Michael S. Burke	Director	May 18, 2012
Michael S. Burke

/s/ Wesley K. Clark	Director	May 18, 2012
Wesley K. Clark

/s/ Michael F. Ray	Director	May 18, 2012
Michael F. Ray

/s/ Edward M. Stern	Director	May 18, 2012
Edward M. Stern

/s/ Ronald M. Sega	Director	May 18, 2012
Ronald M. Sega

/s/ John A. Williams	Director	May 18, 2012
John A. Williams

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of Rentech, Inc. dated April 29, 2005 (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed May 9, 2005).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2008, filed May 9, 2008).

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc., (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed May 22, 2009).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed May 14, 2010).

4.5	Articles of Amendment to the Articles of Incorporation of Rentech, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed August 5, 2011).

4.6	Bylaws of Rentech, Inc. dated November 30, 2004 (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed December 9, 2004).

4.7	Specimen Stock Certificate (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 filed on March 20, 2006).

5.1*	Opinion of Holland & Hart LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.